Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES SECOND QUARTER 2022

TOTAL REVENUE OF $68.7 MILLION

IRVING, TX August 4, 2022 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and six months ended June 30, 2022.

Second Quarter 2022 Results

For the quarter ended June 30, 2022 compared to the quarter ended June 30, 2021:

Consolidated

•	Total revenue increased 7.7% to $68.7 million from $63.8 million;

•	Total operating expenses increased 5.5% to $61.4 million from $58.1 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, debt modification costs, impairments, depreciation expense and amortization expense (1) increased 10.7% to $60.9 million from $55.0 million;

•	The company’s operating income increased 29.9% to $7.3 million from $5.6 million;

•	The company recognized $3.9 million in film distribution income from an unconsolidated equity investment;

•	The company’s net income increased 303.9% to $9.1 million, or $0.33 net income per diluted share from $2.3 million, or $0.08 net income per diluted share;

•	EBITDA (1) increased 60.9% to $14.5 million from $9.0 million; and

•	Adjusted EBITDA (1) increased 33.6% to $11.7 million from $8.7 million.

Broadcast

•	Net broadcast revenue increased 12.1% to $52.5 million from $46.8 million;

•	Station Operating Income (“SOI”) (1) decreased 6.2% to $10.0 million from $10.6 million;

•	Same Station (1) net broadcast revenue increased 12.2% to $52.4 million from $46.7 million; and

•	Same Station SOI (1) decreased 5.9% to $10.0 million from $10.6 million.

Digital Media

•	Digital media revenue increased 4.5% to $10.8 million from $10.3 million; and

•	Digital Media Operating Income (1) increased 26.5% to $2.5 million from $2.0 million.

Publishing

•	Publishing revenue decreased 18.5% to $5.4 million from $6.7 million; and

•	Publishing Operating Loss (1) was $6,000 as compared to publishing operating income of $0.2 million.

Included in the results for the quarter ended June 30, 2022 are:

•

A $6.9 million ($5.1 million, net of tax, or $0.19 per diluted share) net gain on the disposition of assets reflects a $6.5 million pre-tax gain on the sale of land used in the company’s Denver, Colorado broadcast operations and a $0.5 million pre-tax gain on the sale of the company’s radio stations in Louisville, Kentucky that was offset with losses from various fixed asset disposals;

•	A $3.9 million ($2.9 million, net of tax, or $0.11 per share) impairment charge to the value of broadcast licenses in Columbus, Dallas, Greenville, Honolulu, Orlando, Portland, and Sacramento;

•	A $0.1 million ($0.1 million, net of tax) goodwill impairment charge; and

•	A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

Included in the results for the quarter ended June 30, 2021 are:

•

A $0.3 million ($0.2 million, net of tax, or $0.01 per diluted share) net gain on the disposition of assets relates to $0.5 million pre-tax gain on the sale of Singing News Magazine and Singing News Radio offset by an additional $0.1 million pre-tax loss recorded at closing on the sale of radio station WKAT-AM and FM translator in Miami, Florida; and

•	A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

Per share numbers are calculated based on 27,570,881 diluted weighted average shares for the quarter ended June 30, 2022, and 27,232,423 diluted weighted average shares for the quarter ended June 30, 2021.

Year to Date 2022 Results

For the six months ended June 30, 2022 compared to the six months ended June 30, 2021:

Consolidated

•	Total revenue increased 6.6% to $131.3 million from $123.1 million;

•	Total operating expenses increased 5.2% to $119.0 million from $113.1 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, debt modification costs, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (1) increased 9.6% to $116.7 million from $106.5 million;

•	The company’s operating income increased 23.1% to $12.3 million from $10.0 million;

•	The company recognized $3.9 million in film distribution income from an unconsolidated equity investment;

•	The company’s net income increased 320.8% to $10.9 million, or $0.39 net income per diluted share from $2.6 million, or $0.10 net income per diluted share;

•	EBITDA (1) increased 37.0% to $22.7 million from $16.5 million; and

•	Adjusted EBITDA (1) increased 11.2% to $18.5 million from $16.7 million.

Broadcast

•	Net broadcast revenue increased 11.1% to $100.9 million from $90.8 million;

•	SOI (1) decreased 4.9% to $20.3 million from $21.3 million;

•	Same station (1) net broadcast revenue increased 10.8% to $100.5 million from $90.7 million; and

•	Same station SOI (1) decreased 5.4% to $20.3 million from $21.5 million.

Digital Media

•	Digital media revenue increased 5.7% to $21.1 million from $20.0 million; and

•	Digital media operating income (1) increased 47.9% to $4.4 million from $2.9 million.

Publishing

•	Publishing revenue decreased 24.6% to $9.3 million from $12.3 million; and

•	Publishing Operating Loss (1) was $0.6 million compared to publishing operating income of $0.7 million.

Included in the results for the six months ended June 30, 2022 are:

•

A $8.6 million ($6.4 million, net of tax, or $0.23 per diluted share) net gain on the disposition of assets relates primarily to the $6.5 million pre-tax gain on the sale of land used in the company’s Denver, Colorado broadcast operations, the $1.8 million pre-tax gain on sale of land used in the company’s Phoenix, Arizona broadcast operations, and $0.5 million pre-tax gain on the sale of the company’s radio stations in Louisville, Kentucky offset by various fixed asset disposals;

•	A $3.9 million ($2.9 million, net of tax, or $0.11 per share) impairment charge to the value of broadcast licenses in Columbus, Dallas, Greenville, Honolulu, Orlando, Portland, and Sacramento;

•	A $0.1 million ($0.1 million, net of tax) goodwill impairment charge;

•	A $0.2 million ($0.2 million, net of tax, or $0.01 per share) charge for debt modification costs; and

•	A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

Included in the results for the six months ended June 30, 2021 are:

•

A $0.1 million net gain on the disposition of assets relating to a $0.5 million pre-tax gain on the sale of Singing News Magazine and Singing News Radio offset by $0.4 million additional loss recorded at closing on the sale of radio station WKAT-AM and FM translator in Miami, Florida and various fixed asset disposals; and

•	A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

Per share numbers are calculated based on 27,590,644 diluted weighted average shares for the six months ended June 30, 2022, and 27,185,598 diluted weighted average shares for the six months ended June 30, 2021.

Balance Sheet

As of June 30, 2022, the company had $114.7 million outstanding on the 7.125% senior secured notes due 2028 (“2028 Notes”), $44.7 million outstanding on 6.75% senior secured notes due 2024 (“2024 Notes”), and $10,000 outstanding balance on the ABL Facility.

Acquisitions and Divestitures

The following transactions were completed since April 1, 2022:

•

On June 27, 2022, the company sold 9.3 acres of land in the Denver area for $8.2 million. The land was being used as the transmitter site for radio stations KRKS-AM and KBJD-AM and was an integral part of its broadcast operations for these stations. The company will continue broadcasting both KRKS-AM and KBJD-AM from this site.

•	On May 25, 2022, the company sold radio stations WFIA-AM, WFIA-FM and WGTK-AM in Louisville, Kentucky for $4.0 million.

•	On May 2, 2022, the company acquired websites and related assets of Retirement Media for $0.2 million in cash.

Pending transactions

•

On June 2, 2021, the company entered into an Asset Purchase Agreement to acquire radio station KKOL-AM in Seattle, Washington for $0.5 million. The company paid $0.1 million of cash into an escrow account and began operating the station under a Local Marketing Agreement on June 7, 2021.

Conference Call Information

Salem will host a teleconference to discuss its results on August 4, 2022 at 4:00 p.m. Central Time. To access the teleconference, please dial (888) 770-7291, and then ask to be joined into the Salem Media Group Second Quarter 2022 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through August 18, 2022 and can be heard by dialing (800) 770-2030, passcode 2413416 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Follow us on Twitter @SalemMediaGrp.

Third Quarter 2022 Outlook

For the third quarter of 2022, the company is projecting total revenue to increase between 6% and 8% from third quarter 2021 total revenue of $66.0 million. The company is also projecting operating expenses before gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to increase between 11% and 14% compared to the third quarter of 2021 non-GAAP operating expenses of $55.2 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the disposition of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc. at www.salemmedia.com, Facebook and Twitter.

Company Contact:

Evan D. Masyr

Executive Vice President and Chief

Financial Officer

(805) 384-4512

evan@salemmedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before debt modification costs, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2022	2021	2022
	(Unaudited)
Net broadcast revenue	$46,783	$52,452	$90,831	$100,884
Net digital media revenue	10,339	10,804	19,958	21,104
Net publishing revenue	6,660	5,426	12,346	9,303

Total revenue	63,782	68,682	123,135	131,291

Operating expenses:
Broadcast operating expenses	36,162	42,489	69,505	80,610
Digital media operating expenses	8,338	8,273	17,011	16,746
Publishing operating expenses	6,426	5,432	11,631	9,899
Unallocated corporate expenses	4,192	4,781	8,480	9,591
Debt modification costs	—	20	—	248
Depreciation and amortization	3,286	3,190	6,456	6,466
Change in the estimated fair value of contingent earn-out consideration	—	—	—	(5)
Impairment of indefinite-lived long-term assets other than goodwill	—	3,935	—	3,935
Impairment of goodwill	—	127	—	127
Net (gain) loss on the disposition of assets	(263)	(6,893)	55	(8,628)

Total operating expenses	58,141	61,354	113,138	118,989

Operating income	5,641	7,328	9,997	12,302
Other income (expense):
Interest income	—	149	1	149
Interest expense	(3,935)	(3,389)	(7,861)	(6,783)
Gain (loss) on early retirement of long-term debt	—	35	—	(18)
Earnings from equity method investment	—	3,913	—	3,913
Net miscellaneous income and (expenses)	63	(1)	85	—

Net income before income taxes	1,769	8,035	2,222	9,563
Benefit from income taxes	(488)	(1,082)	(358)	(1,293)

Net income	$2,257	$9,117	$2,580	$10,856

Basic income per share Class A and Class B common stock	$0.08	$0.33	$0.10	$0.39
Diluted income per share Class A and Class B common stock	$0.08	$0.33	$0.10	$0.39
Basic weighted average Class A and Class B common stock shares outstanding	26,869,145	27,214,787	26,802,892	27,196,081

Diluted weighted average Class A and Class B common stock shares outstanding	27,232,423	27,570,881	27,185,598	27,590,644

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2021	June 30, 2022
		(Unaudited)
Assets
Cash	$1,785	$2,540
Trade accounts receivable, net	25.663	29,271
Other current assets	14,066	15,856
Property and equipment, net	79,339	79,713
Operating and financing lease right-of-use assets	43,665	44,110
Intangible assets, net	346,438	339,160
Deferred financing costs	843	774
Other assets	4,313	3,845

Total assets	$516,112	$515,269

Liabilities and Stockholders’ Equity
Current liabilities	$51,455	$56,161
Long-term debt	170,581	155,595
Operating and financing lease liabilities, less current portion	42,273	42,652
Deferred income taxes	67,012	65,808
Other liabilities	6,580	5,718
Stockholders’ Equity	178,211	189,335

Total liabilities and stockholders’ equity	$516,112	$515,269

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share and per share data)

	Class A		Class B
	Common Stock		Common Stock		Additional
					Paid-In	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total
Stockholders’ equity, December 31, 2020	23,447,317	$227	5,553,696	$56	$247,025	$(78,023)	$(34,006)	$135,279
Stock-based compensation	—	—	—	—	78	—	—	78
Options exercised	185,782	2	—	—	390	—	—	392
Net income	—	—	—	—	—	323	—	323

Stockholders’ equity, March 31, 2021	23,633,099	$229	5,553,696	$56	$247,493	$(77,700)	$(34,006)	$136,072

Stock-based compensation	—	—	—	—	84	—	—	84
Net income	—	—	—	—	—	2,257	—	2,257

Stockholders’ equity, June 30, 2021	23,633,099	$229	5,553,696	$56	$247,577	$(75,443)	$(34,006)	$138,413

	Class A		Class B
	Common Stock		Common Stock		Additional
					Paid-In	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total
Stockholders’ equity, December 31, 2021	23,922,974	$232	5,553,696	$56	$248,438	$(36,509)	$(34,006)	$178,211
Stock-based compensation	—	—	—	—	106	—	—	106
Options exercised	40,913	—	—	—	94	—	—	94
Lapse of restricted shares	14,854	—	—	—	—	—	—	—
Net income	—	—	—	—	—	1,739	—	1,739

Stockholders’ equity, March 31, 2022	23,978,741	$232	5,553,696	$56	$248,638	$(34,770)	$(34,006)	$180,150

Stock-based compensation	—	—	—	—	68	—	—	68
Net income	—	—	—	—	—	9,117	—	9,117

Stockholders’ equity, June 30, 2022	23,978,741	$232	5,553,696	$56	$248,706	$(25,653)	$(34,006)	$189,335

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022
	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Debt Modification Costs, Depreciation and Amortization Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments, Gains or Losses on the Disposition of Assets and Stock-based Compensation Expense (Recurring Operating Expenses)

Operating Expenses	$58,141	$61,354	$113,138	$118,989
Less debt modification costs		(20)		(248)
Less depreciation and amortization expense	(3,286)	(3,190)	(6,456)	(6,466)
Less change in estimated fair value of contingent earn-out consideration	—	—	—	5
Less impairment of indefinite-lived long-term assets other than goodwill	—	(3,935)	—	(3,935)
Less impairment of goodwill	—	(127)	—	(127)
Less net gain (loss) on the disposition of assets	263	6,893	(55)	8,628
Less stock-based compensation expense	(84)	(68)	(162)	(174)

Total Recurring Operating Expenses	$55,034	$60,907	$106,465	$116,672

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$46,783	$52,452	$90,831	$100,884
Net broadcast revenue - acquisitions	—	(14)	—	(247)
Net broadcast revenue - dispositions	(96)	(56)	(113)	(49)
Net broadcast revenue - format change	—	—	(65)	(111)

Same Station net broadcast revenue	$46,687	$52,382	$90,653	$100,477

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$36,162	$42,489	$69,505	$80,610
Broadcast operating expenses - acquisitions	—	(63)	(1)	(279)
Broadcast operating expenses - dispositions	(81)	(24)	(214)	(48)
Broadcast operating expenses - format change	—	—	(131)	(132)

Same Station broadcast operating expenses	$36,081	$42,402	$69,159	$80,151

Reconciliation of SOI to Same Station SOI
Station Operating Income	$10,621	$9,963	$21,326	$20,274
Station operating (income) loss - acquisitions	—	49	1	32
Station operating (income) loss - dispositions	(15)	(32)	101	(1)
Station operating (income) loss - format change	—	—	66	21

Same Station - Station Operating Income	$10,606	$9,980	$21,494	$20,326

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$46,783	$52,452	$90,831	$100,884
Less broadcast operating expenses	(36,162)	(42,489)	(69,505)	(80,610)

Station Operating Income	$10,621	$9,963	$21,326	$20,274

Net digital media revenue	$10,339	$10,804	$19,958	$21,104
Less digital media operating expenses	(8,338)	(8,273)	(17,011)	(16,746)

Digital Media Operating Income	$2,001	$2,531	$2,947	$4,358

Net publishing revenue	$6,660	$5,426	$12,346	$9,303
Less publishing operating expenses	(6,426)	(5,432)	(11,631)	(9,899)

Publishing Operating Income (Loss)	$234	$(6)	$715	$(596)

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP. The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before debt modification costs, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022
	(Unaudited)
Net income	$2,257	$9,117	$2,580	$10,856
Plus interest expense, net of capitalized interest	3,935	3,389	7,861	6,783
Plus benefit from income taxes	(488)	(1,082)	(358)	(1,293)
Plus depreciation and amortization	3,286	3,190	6,456	6,466
Less interest income	—	(149)	(1)	(149)

EBITDA	$8,990	$14,465	$16,538	$22,663

Plus net (gain) loss on the disposition of assets	(263)	(6,893)	55	(8,628)
Plus change in the estimated fair value of contingent earn-out consideration	—	—	—	(5)
Plus debt modification costs	—	20		248
Plus impairment of indefinite-lived long-term assets other than goodwill	—	3,935	—	3,935
Plus impairment of goodwill	—	127	—	127
Plus net miscellaneous (income) and expenses	(63)	1	(85)	—
Plus (gain) loss on early retirement of long- term debt	—	(35)	—	18
Plus non-cash stock-based compensation	84	68	162	174

Adjusted EBITDA	$8,748	$11,688	$16,670	$18,532

Selected Debt Data	Outstanding at June 30, 2022	Applicable Interest Rate
Senior Secured Notes due 2028 (1)	$114,731,000	7.125%
Senior Secured Notes due 2024 (2)	$44,685,000	6.750%

(1)	$114.7 million notes with semi-annual interest payments at an annual rate of 7.125%.
(2)	$44.7 million notes with semi-annual interest payments at an annual rate of 6.750%.